Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act of 2002

    In connection with the quarterly report of Arrow Financial Corporation (the "Company") on Form 10-Q for the period ended September 30, 2022, filed with the Securities and Exchange Commission (the "Report"), I, Thomas J. Murphy, Chief Executive Officer of the Company and Chief Financial Officer of the Company, hereby certify, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

    (a)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

    (b)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 7, 2022

                            /s/ Thomas J. Murphy
                            Thomas J. Murphy
                            Chief Executive Officer

            /s/ Thomas J. Murphy
                            Thomas J. Murphy
        Interim Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Arrow Financial Corporation and will be retained by Arrow Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.